FOR IMMEDIATE RELEASE	Media Contact: info@gennextbrands.com

GENERATION NEXT FRANCHISE BRANDS ANNOUNCES $18,120,000 REIS & IRVY’S LICENSING AGREEMENT WITHIN CANADA

Company announces its third international master licensing agreement for its flagship frozen yogurt concept, further expanding the brand’s global footprint

October 30, 2017 – Generation NEXT Franchise Brands, Inc. (OTCBB: VEND) announced today that it has completed and secured a master international licensing agreement within Canada for its Reis & Irvy’s frozen yogurt concept. The agreement, which represents over $18M in revenue if certain purchase objectives are met, is the third in a growing international expansion effort by the San Diego-based franchisor. In the past three and half months, the company has successfully expanded the revolutionary robotic frozen yogurt franchise into three international markets including Israel, the territory of Oman and as of today, within neighboring Canada.

Earlier this year, Generation NEXT Franchise Brands launched its international licensing program for the Reis & Irvy’s concept which was launched within the United States in April 2016. The high-tech robotic vending machines, which will dispense servings of frozen yogurt, ice creams and sorbets, topped with six delicious toppings in under 60 seconds, have seen tremendous response from the market. Since its debut, Reis & Irvy’s has grown to over 180 franchisees across the U.S.

Canadian nationals Brett Beninger, Keegan Downer, and Alex Statten, through their company, Froyo Vending Canada, Inc., will serve as an exclusive master franchisee of Reis & Irvy’s Froyo Robots within Canada for a period of five years under the terms of the licensing agreement. If Froyo Vending Canada achieves a certain number of annual purchase objectives, Generation NEXT Franchise Brands will generate a minimum of $18,120,000 in future revenues. Specifically, through their entity, Mr. Beninger and Mr. Downer must purchase a minimum of 500 total units during the 5-year term. The duo will represent the frozen yogurt/ice cream robot technology in Canada using the Reis & Irvy’s brand (www.reisandirvys.com).

The partnership comes at a time when frozen yogurt, ice cream and frozen confections are of growing interest in the Canadian market. After a somewhat unchanging landscape, frozen yogurt demand has recently increased and is projected to continue over the next five years, as Canada’s per capita disposable income rises, allowing consumers to splurge on premium-priced frozen treats. In fact, among dairy products within Canada, frozen yogurt has shown to have the highest per capita consumption since the early 1990’s.[1] That’s a trend and a wave of popularity that the two Canadian entrepreneurs hope to accelerate further with Reis & Irvy’s.

_______________________________

[1] Source: Alberta.ca, Department of Agriculture: “Consumer Corner: Yogurt Market: Status and Consumption Trends”

“We could not be more excited and thankful to have signed this deal with such a well-organized and supportive company as Generation Next Franchise Brands,” said Beninger. “These robots are truly revolutionary, and like everyone else, we know it’s going to change to frozen yogurt landscape for the better and forever. We have never seen a franchise that can be sold with such confidence that all franchisees can be very successful.”

Downer added, “Our team is already moving full speed ahead to secure locations and bring franchisees into the Reis & Irvy’s Canada team. The excitement around how lucky we feel to be able to exclusively represent this franchise to our country is unmeasurable.”

The two plan to expand the brand even further through separate franchises under their direction and will ambassador and position the brand for consumer awareness and concept expansion. Beninger, Downer and Statten will be supported by marketing, training, logistics and operations support from Generation NEXT Franchise Brands and the Reis & Irvy’s corporate franchising team that will include:

•	A source for logistics

•	Sources for wholesale consumables (yogurt, ice cream, gelato, sorbet)

•	Marketing and advertising templates and systems (e.g., Radio, Print, SEO and Direct Response)

•	Sales scripts

•	CRM template for tracking the business from franchisee / licensee sold through to installation

•	Online discovery portal template

•	Operating manuals (online)

•	Training manuals (online to include video tutorials)

•	Website template for franchisee / licensee sales and location procurement

•	Comprehensive sales / marketing / technical training in San Diego, California

•	Comprehensive technical training at company's contract manufacturing plant

•	On-site training upon launch

“We continue to identify energetic, successful and very passionate partners to represent us in their respective countries and promote the Reis & Irvy’s brand,” said Nick Yates, Chairman and Founder of Generation NEXT Franchise Brands. “Next year we begin placing units in the US, Isreal, Oman and now Canada and we foresee continued growth around the globe for a concept that will very likely disrupt the retail frozen yogurt and ice cream industry forever.”

For more information on Generation NEXT Franchise Brands or their family of brands, including Reis & Irvy’s, please visit www.gennextbrands.com or call toll free 888-902-7558.

# # #

This information is not intended as an offer to sell, or the solicitation of an offer to buy, a franchise. It is for informational purposes only. No Reis & Irvy’s franchises will be sold to any resident of any state until the offering has been exempted from the requirements of, or duly registered in and declared effective by, such state and the required FDD (if any) has been delivered to the prospective franchisee before the sale in compliance with applicable law. Currently, the following states in the United States regulate the offer and sale of franchises: California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Oregon, Rhode Island, South Dakota, Virginia, Washington, and Wisconsin. If you reside in one of these states, or even if you reside elsewhere, you may have certain rights under applicable franchise laws or regulations.

About Generation NEXT Franchise Brands, Inc.

Generation NEXT Franchise Brands, based in San Diego, California, is a publicly traded company on the OTC Markets trading under the symbol: VEND. Generation NEXT Franchise Brands is parent company to Fresh Healthy Vending LLC, the market’s leading healthy-choice vending machine franchise, Reis and Irvy's, Inc., the world’s first robotic frozen yogurt vending kiosk, 19 Degrees, a corporate-focused frozen yogurt robot brand and Generation NEXT Vending Robots, our newly established owner/operator model. The Company has sold over 500 franchises throughout the United States, Canada, Puerto Rico and the Bahamas, and continually looks to partner with like-minded entrepreneurs who share its vision.

Cautionary note on forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “propose,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended June 30, 2017, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated and the Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.